                                 FOURTH AMENDMENT TO
                                   CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Third Amendment") dated as of April 28, 1999. by and among SUCCESSORIES, INC., an Illinois corporation, CELEBRATING EXCELLENCE, INC., an Illinois corporation, SUCCESSORIES OF ILLINOIS, INC., an Illinois corporation, CELEX SUCCESSORIES, INC., a Canadian corporation, BRITISH LINKS ACQUISITION CORP., an Illinois corporation, and B.L.G.C., INC., a Texas corporation (hereinafter, together with their successors in title and assigns, called the "Borrowers" and each of which individually is a "Borrower"), THE PROVIDENT BANK, as Agent, an Ohio banking corporation ("Agent"), and various Lenders as set forth in the Credit Agreement.

                                PRELIMINARY STATEMENT

     WHEREAS, Borrowers, Agent and Lenders have entered into a Credit Agreement dated as June 20, 1997, as amended by a First Amendment dated as of July 16, 1997, a Second Amendment dated as of May 14, 1998 and a Third Amendment dated as of September 1, 1998 (as so amended, the "Credit Agreement"); and

     WHEREAS, Borrowers have requested Lenders to make various financial adjustments to the Credit Agreement and waive and adjust various covenants set forth in the Credit Agreement; and

     WHEREAS, Borrowers, Agent and Lenders now wish to amend the Credit Agreement in accordance with the terms and provisions hereof.

     NOW, THEREFORE, the parties hereto agree to supplement and amend the Credit Agreement upon such terms and conditions as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Credit Agreement as amended by this Third Amendment.

     2. WAIVER OF CERTAIN COVENANTS. The Lenders hereby agree to waive the application of (i) Sections 7.1, 7.2 and 7.3 of the Credit Agreement solely as they relate to the Reference Period ending on the Computation Date closest to January 31, 1999, (ii) Section 7.6 of the Credit Agreement solely as it relates to fiscal year ended January 30, 1999 and (iii) Section 7.5 of the Credit Agreement solely as it relates to the Reference Periods ending on the Computation Dates closest to January 31, 1999, April 30, 1999, July 31, 1999 and October 31, 1999. The waivers contained in this Section 2 apply only to Sections 7.1, 7.2, 7.3 and 7.5 and 7.6 of the Credit Agreement to the extent expressly stated herein and do not otherwise modify or waive any other covenant or agreement contained in the Credit Agreement or for any other Reference Period.

     3. DEFINITIONS; EXHIBITS. (a) Section 1.2 of the Credit Agreement is hereby amended to add the following definitions to read in its entirety as follows:

          "ADVANCE RATE" means an amount equal to 50%, until such time as Borrowers close the Equity Transaction, in which event the Advance Rate until May 1, 2000 shall be an amount based upon the net proceeds thereof, as set forth below:



             Aggregate Net Proceeds
              of Equity Transaction            Advance Rate
      -------------------------------         --------------

 Between $1,000,000.00 and $1,999,999.99          54.0%

 Between $2,000,000.00 and $2,999,999.99          57.0%

 $3,000,000.00 or greater                         60.0%


          "FOURTH AMENDMENT CLOSING DATE" means the day on which the Fourth Amendment to Credit Agreement is executed and delivered by all applicable parties.

          "EQUITY TRANSACTION" means the sale of Preferred Stock of Holdings to Jack Miller, or other equity investor reasonably acceptable to the Lenders.

          (b) The following definitions contained in Section 1.2 of the Credit Agreement are hereby amended as follows:

          "APPLICABLE MARGIN" shall initially mean Three percent (3.00%) for each of the Revolving Credit Loans and the Term Loan to be added to the Prime Rate used in calculating the rate of interest for the applicable Loan at any time; PROVIDED, that from and after the time at which the Margin Ratio is less than 3.00 to 1.00, the Applicable Margin shall mean the amount set forth below, as a percentage, to be added to the Prime Rate, as the case may be, and used in calculating the rate of interest for the applicable Loan at any time:

                                                                         Applicable Margin
                         Margin Ratio
                                                         ----------------------------- --------------------
                                                             Revolving Credit Loan           Term Loan
         ----------------------------------------------- ----------------------------- --------------------
         Greater than or equal to 3.00 to 1.00                      3.00%                     3.00%
         ----------------------------------------------- ----------------------------- --------------------
         Greater than or equal to 2.50 to 1.00
         but less than 3.00 to 1.00                                  .75%                     1.25%
         ----------------------------------------------- ----------------------------- --------------------
         Greater than or equal to 2.00 to 1.00
         but less than 2.50 to 1.00                                  .50%                     1.00%
         ----------------------------------------------- ----------------------------- --------------------
         Greater than or equal to 1.50 to 1.00
         but less than 2.00 to 1.00                                  .25%                     .75%
         ----------------------------------------------- ----------------------------- --------------------
         Less than 1.50 to 1.00                                     0.00%                     .50%
         ----------------------------------------------- ----------------------------- --------------------

     The determination of Applicable Margin hereunder as of any Interest Adjustment Date shall be based on unaudited quarterly compliance certificates required to be delivered pursuant to Section 6.1(c) hereof, PROVIDED that in the event of any discrepancy between computations based upon any compliance certificate and the related audited financial statements furnished pursuant to Section 6.1(c), the computation based upon the audited financial statements shall govern (retroactive to the Interest Adjustment Date as to which such adjustment applies). In the event of a retroactive correction of the determinations of the Applicable Margin in favor of the Lenders, the amount of interest thereby overdue and payable by the Borrowers shall be paid to the Lenders within five (5) days after the date of such retroactive correction. In the event of a retroactive correction of the determinations of the Applicable Margin in favor of the Borrowers, the amount of interest overpaid by the Borrowers shall be applied by the Lender as a credit against any fees, charges and interest or principal payments then due hereunder or to become due hereunder to Lenders. No downward adjustment of the Applicable Margin shall occur if, at the time such downward adjustment would otherwise be made, there shall exist any Default or Event of Default, PROVIDED that such downward adjustment shall be made on the first day of the first month after the date on which any Default or Event of Default shall have been waived or cease to exist.

          "BORROWING BASE" means, as of any date of determination, the sum of (a) an amount equal to eighty-five percent (85%) of Eligible Receivables, PLUS (b) an amount equal to a percentage of Eligible Inventory equal to the Advance Rate; PROVIDED, HOWEVER, that (i) through May 1, 2000, this clause (b) shall equal the lesser of Five Million and 00/100 Dollars ($5,000,000.00) and an amount equal to a percentage of Eligible Inventory equal to the Advance Rate, and (ii) during the months of February, March and April 2001 and each February, March and April thereafter this clause (b) shall equal the lesser of Three Million and 00/100 Dollars ($3,000,000.00) and an amount equal to the percentage of Eligible Inventory equal to the Advance Rate.

          "EBITDA" for any period shall mean, without duplication (i) Net Income; PLUS (ii) for such period any Interest Expense deducted in the determination of Net Income; PLUS (iii) any income and franchise taxes deducted in the determination of Net Income; PLUS (iv) amortization and depreciation deducted in determining Net Income for such period; PLUS (v) extraordinary losses and losses on sales of assets (other than sales of Inventory in the ordinary course of business); PLUS (vi) for each of the Reference Periods ending on the Computation Date closest to April 30, 1999, July 31, 1999 and October 31, 1999, $2,000,000; MINUS (vii) the sum for such period of interest income, extraordinary gains and gains from sales of assets (other than sales of inventory in the ordinary course of business).

          "MAXIMUM REVOLVING COMMITMENT" means the following amounts during the periods set forth below:


                 PERIOD                       MAXIMUM REVOLVING COMMITMENT
             --------------                   ----------------------------

 Fourth Amendment Closing Date through        Nine Million and 00/100 Dollars
 May 1, 2000                                  ($9,000,000.00)

 May 1, 2000 through June 30, 2000            Six Million and 00/100 Dollars
                                              ($6,000,000.00)

 July 1, 2000 through December 31, 2000       Nine Million and 00/100 Dollars
 and each succeeding July 1, through          ($9,000,000.00)
 December 31

 January 1, 2001 through June 30, 2001        Six Million and 00/100 Dollars
 and each succeeding January 1, through       ($6,000,000.00)
 June 30


          (a) RESTRICTED PAYMENT. Clause (a) (ii) of the definition of "Restricted Payment" is hereby amended to read as follows:

          "(ii) a dividend payable solely in shares of that class of stock to the holders of that class or payable solely in common stock."

          (b) FORM OF BORROWING BASE CERTIFICATE. Exhibit G to the Credit Agreement is hereby amended in its entirety as Exhibit G to this Amendment.

          (c) FORM OF COMPLIANCE CERTIFICATE. Exhibit H to the Credit Agreement is hereby amended in its entirety as Exhibit H to this Amendment;

     4. APPLICATION OF PROCEEDS. Section 2.6(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (i) APPLICATION OF PROCEEDS. With respect to mandatory prepayments described in Sections 2.6(d) through 2.6(g) above, such prepayments shall first be applied in the inverse order of maturity to the payment of the remaining installments on the Term Loan, and thereafter such payments shall be applied in repayment of the Revolving Loan; PROVIDED, HOWEVER, that with respect to a mandatory prepayment of the proceeds of the Equity Transaction pursuant to
     Section 2.6(f), the first One Million Dollars ($1,000,000) of such prepayment shall be applied first to the next three principal payments on the Term Loan due following such Equity Transaction and then to the payment of the remaining installments of the Term Loan in the inverse order of maturity, the next Two Million Dollars ($2,000,000) of such prepayment shall be applied in repayment of the Revolving Loan, and the balance of such prepayment shall be applied to the payment of the remaining installments of the Term Loan in the inverse order of maturity.

     5. PREPAYMENT FEES. Section 2.6(j) of the Credit Agreement is hereby amended to delete the phrase "and three-fourths of one percent (0.75%) upon prepayment during the Third Loan Year."

     6. EBITDA. Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 7.1 EBITDA. Borrowers shall not permit its EBITDA for the Reference Period ending on each Computation Date set forth below to be less than the dollar amount set forth below opposite such date:


              Computation Date                          CONSOLIDATED
                 Closest to                                EBITDA
         ------------------------                    ------------------

              January 31, 1998                           $4,164,000

               April 30, 1998                            $4,000,000

               July 31, 1998                             $4,200,000

              October 31, 1998                           $4,500,000

              January 31, 1999                           $5,300,000

               April 30, 1999                           ($1,565,000)

               July 31, 1999                              ($230,000)

              October 31, 1999                             $830,000

              January 31, 2000                           $4,100,000

               April 30, 2000                            $6,300,000

               July 31, 2000                             $6,500,000

              October 31, 2000                           $6,800,000

              January 31, 2001                           $6,800,000


     7. INTEREST COVERAGE RATIO. Section 7.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 7.2 INTEREST COVERAGE RATIO. On each Computation Date, Borrowers shall not permit the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense to be less than the amount set forth below opposite such date.


              COMPUTATION DATE
                 closest to                               RATIO
              -----------------                          -------
              January 31, 1998                         Not Applicable

      April 30, 1998, July 31, 1998,                     3.0 to 1.0
              October 31, 1998

              January 31, 1999                           4.0 to 1.0

               April 30, 1999                          Not Applicable

               July 31, 1999                           Not Applicable

              October 31. 1999                          0.75 to 1.0

              January 31, 2000                          3.80 to 1.00

          April 30, 2000 and each                        5.0 to 1.0
        Computation Date thereafter


     8. FIXED CHARGE COVERAGE. Section 7.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 7.3 FIXED CHARGE COVERAGE. Borrower shall not permit the Consolidated ratio of Cash Flow to Fixed Charges for the Reference Period ending on the dates set forth below to be less than the amount set forth opposite such date:



              COMPUTATION DATE
                 closest to                               RATIO
             ------------------                         --------
     January 31, 1998, April 30, 1998,                  1.25 to 1.0
     July 31, 1998, October 31, 1998 and
              January 31, 1999

     April 30, 1999, July 31, 1999, and                Not Applicable
              October 31, 1999

              January 31, 2000                          2.60 to 1.00

          April 30, 2000 and each                        1.5 to 1.0
        Computation Date thereafter


     9. DEBT TO EBITDA. Section 7.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 7.5 DEBT TO EBITDA. Borrower shall not permit the Consolidated ratio of Indebtedness for Borrowed Money on such date to EBITDA for the Reference Period ending on the dates set forth below to be greater than the amount set forth opposite such date:

-----------------------------------------------------------------------------
              COMPUTATION DATE
                 closest to                                RATIO
-----------------------------------------------------------------------------
                                                        3.50 to 1.00
     October 31, 1997; January 31, 1998
-----------------------------------------------------------------------------
      April 30, 1998;  July 31, 1998;                   3.00 to 1.00
    October 31, 1998 and January 31, 1999
-----------------------------------------------------------------------------
      April 30, 1999; July 31, 1999 and                Not Applicable
             October 31, 1999
-----------------------------------------------------------------------------
         January 31, 2000 and each                      3.00 to 1.00
        Computation Date thereafter
-----------------------------------------------------------------------------

     10. REAFFIRMATION OF COVENANTS, WARRANTIES AND REPRESENTATIONS. Borrowers hereby agree and covenant that all representations and warranties set forth in the Credit Agreement including, without limitation, all of those representations and warranties set forth in Article 5 thereof, are true and accurate as of the date hereof. Borrowers further reaffirm all covenants set forth in the Credit Agreement, and reaffirm each of the affirmative covenants set forth in Article 6, all financial covenants set forth in Article 7, and all negative covenants set forth in Article 8 thereof, as if fully set forth herein, except to the extent modified by this Third Amendment.

     11. CONDITIONS PRECEDENT TO CLOSING OF FOURTH AMENDMENT. On or prior to the closing of this Fourth Amendment (hereinafter the "Fourth Amendment Closing Date"), each of the following conditions precedent shall have been satisfied:

          (a) DOCUMENTS. Each of the documents to be executed and delivered at the Fourth Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrowers and shall be in full force and effect on and as of the Fourth Amendment Closing Date.

          (b) LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of their agreements or obligations under any of the Loan Documents, or (ii) for Borrowers to perform any of their agreements or obligations under any of the Loan Documents.

          (c) PERFORMANCE. Except as set forth herein, Borrowers shall have duly and properly performed, complied with and observed each of their covenants, agreements and obligations contained in each of the Loan Documents. Except as set forth herein, no event shall have occurred on or prior to the Fourth Amendment Closing Date, and no condition shall exist on the Fourth Amendment Closing Date which constitutes a Default or an Event of Default.

          (d) PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated on the Fourth Amendment Closing Date, each of the other Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to Agent.

          (e) NO CHANGES. Since the date of the most recent balance sheets of Borrowers delivered to Agent, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrowers which, individually or in the aggregate, are material to Borrowers, and Agent shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

          (f) AMENDMENTS TO WARRANTS/ISSUANCE OF ADDITIONAL WARRANTS. Successories, Inc. shall have issued to Agent amendments to the four existing Warrants issued to Provident Financial Group, Inc. ("PFGI") extending the expiration date of each Warrant to June 30, 2005 and shall have issued to PFGI a new Warrant, substantially in the form of the existing Warrants, for 300,000 shares at an exercise price of $2.50 per share.

          (g) PAYMENT OF WAIVER AND AMENDMENT FEE. Borrower shall have paid Agent a fee equal to one-half of one percent (0.5%) of the aggregate Credit Commitments of the Lenders.

     12.  MISCELLANEOUS.

          (a) Borrowers shall reimburse Agent for all fees and disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this Fourth Amendment and the handling of any other matters incidental hereto.

          (b) All of the terms, conditions and provisions of the Credit Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Credit Agreement conflicts with a term, condition or provision of this Third Amendment, the latter shall govern.

          (c) This Fourth Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

          (d) This Fourth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
          (e) This Fourth Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and year first above written.

                              BORROWERS:

                              SUCCESSORIES, INC., an Illinois corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer


                              CELEBRATING EXCELLENCE, INC., an Illinois corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer


                              SUCCESSORIES OF ILLINOIS, INC., an Illinois corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer

                              CELEX SUCCESSORIES, INC., a Canadian
                              corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer




                              BRITISH LINKS ACQUISITION CORP., an Illinois corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer


                              B.L.G.C., INC., a Texas corporation


                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer


                              AGENT:

                              THE PROVIDENT BANK, as Agent, an Ohio banking corporation


                              By:       /s/ Nick Jevic
                                  -------------------------------------------
                              Name:  Nick Jevic
                              Title:    Vice President


                              LENDERS:

                              THE PROVIDENT BANK, an Ohio banking corporation


                              By:       /s/ Nick Jevic
                                  -------------------------------------------
                              Name:     Nick Jevic
                              Title:    Vice President

Fourth Amendment to Warrant Certificate No. 1         Warrants for 75,000 Shares

Original Issue Date:  June 20, 1997


                                 FOURTH AMENDMENT TO

                           WARRANT TO PURCHASE COMMON STOCK

                                          OF

                                  SUCCESSORIES, INC.


     This certifies that the Warrant to Purchase Common Stock No. 1, issued to PROVIDENT FINANCIAL GROUP, INC., an Ohio corporation, or its registered assigns ("Holder"), on June 20, 1997 is hereby amended as follows:

     1. For purposes of this Warrant, the following capitalized term shall have the meaning set forth below:

               "Warrant Period" shall mean the period commencing on June 20, 1997 and ending on June 20, 2005.


April 29, 1999                SUCCESSORIES, INC.



                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer

Fourth Amendment to Warrant Certificate No. 2         Warrants for 50,000 Shares

Original Issue Date:  June 20, 1997


                                 FOURTH AMENDMENT TO

                           WARRANT TO PURCHASE COMMON STOCK

                                          OF

                                  SUCCESSORIES, INC.


     This certifies that the Warrant to Purchase Common Stock No. 2, issued to PROVIDENT FINANCIAL GROUP, INC., an Ohio corporation, or its registered assigns ("Holder"), on June 20, 1997 is hereby amended as follows:

     1. For purposes of this Warrant, the following capitalized term shall have the meaning set forth below:

               "Warrant Period" shall mean the period commencing on June 20, 1997 and ending on June 20, 2005.


April 29, 1999                SUCCESSORIES, INC.



                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer

Fourth Amendment to Warrant Certificate No. 3         Warrants for 25,000 Shares

Original Issue Date:  June 20, 1997


                                 FOURTH AMENDMENT TO
                           WARRANT TO PURCHASE COMMON STOCK

                                          OF

                                  SUCCESSORIES, INC.


     This certifies that the Warrant to Purchase Common Stock No. 3, issued to PROVIDENT FINANCIAL GROUP, INC., an Ohio corporation, or its registered assigns ("Holder"), on June 20, 1997 is hereby amended as follows:

     1. For purposes of this Warrant, the following capitalized term shall have the meaning set forth below:

               "Warrant Period" shall mean the period commencing on June 20, 1997 and ending on June 20, 2005.


April 29, 1999                SUCCESSORIES, INC.



                              By:       /s/ Arnold M. Anderson
                                  -------------------------------------------
                              Name:     Arnold M. Anderson
                              Title:    Chairman and Chief Executive Officer